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                                                                      EXHIBIT 21


                                  SUBSIDIARIES


Powertel  PCS, Inc.
Powertel Birmingham Towers, LLC
Powertel Memphis Towers, LLC
Powertel/Atlanta, Inc.
Powertel/Birmingham, Inc.
Powertel/Jacksonville, Inc.
Powertel/Kentucky, Inc.
Powertel/Memphis, Inc.
Powertel Atlanta Licenses, Inc.
Powertel Knoxville Licenses, Inc.
Powertel Birmingham Licenses, Inc.
Powertel Jacksonville Licenses, Inc.
Powertel Kentucky Licenses, Inc.
Powertel Memphis Licenses, Inc.
Powertel Nashville Licenses, Inc.